Exhibit 10.7

RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO
PETMED EXPRESS, INC. 2015 DIRECTOR EQUITY COMPENSATION PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made this ___ day of ____, 202_ by and between _______________ (the "Director") and PetMed Express, Inc., a Florida corporation, on behalf of itself, its subsidiaries and affiliates (collectively, the "Company") pursuant to the Company's 2015 Director Equity Compensation Plan (the "2015 Plan").

WHEREAS, the Company desires to award the Director restricted stock units representing the right to receive shares of the Company’s common stock, subject to the terms and conditions as hereinafter provided, in accordance with the provisions of the 2015 Plan, the terms of which are incorporated by reference herein, and a copy of the 2015 Plan is being provided to the Director herewith.

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. In accordance with the terms of the 2015 Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Director _______ restricted stock units (the "Restricted Stock Units"), each of which represents the right to receive one share of the Company's common stock, par value $.001 per share (the "Common Stock") upon vesting as described herein.

2. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Stock Units corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the 2015 Plan. The adjusted award shall be subject to the same terms, conditions, and restrictions as described herein.

3. No Transfer. The Restricted Stock Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of.

4. Vesting and Forfeiture. (a) Except as provided in subsection (b) below or in the Plan, the Restricted Stock Units granted under this Agreement shall vest ratably on each of the below indicated dates in accordance with the schedule below, provided that the Director is continuously employed by, or in the service of, the Company through the applicable vesting date:

Restricted Stock Units	Vesting Date(s)

(b) In the event that a Director's service as an outside director terminates as a result of his or her death or total and permanent disability, then the Restricted Stock Units shall become fully vested as of the date of the Director’s termination of service.

(c) For clarity, if the Director’s service terminates for any reason other than his or her death or disability, then (except as otherwise provided in the 2015 Plan), any Restricted Stock Units that are unvested as of the date of the Director’s termination shall be forfeited and no payment will be due thereunder.

(d) Upon a Change of Control, the Restricted Stock Units granted under this Agreement will vest in accordance with Section 7(b) of the 2015 Plan.

5. Settlement. Upon vesting, the Company shall, as soon as practicable thereafter (but in no event later than the 15th day of the third month following the end of the fiscal year in which vesting occurs), deliver to the Director, or to the Director's personal representative, a number of shares of Common Stock equal to the number of Restricted Stock Units that vested in either certificate or electronic form.

6. Shareholder Rights. The Director will not be deemed for any purposes to be a stockholder of the Company with respect to any of the Restricted Stock Units (including with respect to voting or dividends)

unless and until a certificate for shares of Common Stock is issued upon vesting of the Restricted Stock Units.

7. Tax Matters. Director shall be responsible for satisfying any Federal, state or local withholding tax requirements associated with the grant, vesting or settlement of the Restricted Stock Units.

8. Effect of Employment. Nothing contained in this Agreement shall confer upon the Director the right to continue as an Outside Director.

9. Amendment. This Agreement may not be amended or modified except with the consent of the Committee and by a written instrument duly executed by the Director and the Company, except as may be permitted by the 2015 Plan.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Director acknowledges receipt of a copy of the 2015 Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Restricted Stock Units hereunder subject to all of the terms and conditions thereof and of this Agreement. Director hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the 2015 Plan or this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Director have each executed and delivered this Agreement as of the date first above written.

COMPANY:

__________________________________
______________[name and title]

DIRECTOR:

___________________________
______________[name]
3